Exhibit (a)(1)(B)

THE OFFER DESCRIBED IN THIS LETTER OF TRANSMITTAL HAS NOT YET COMMENCED. PLEASE DO NOT BEGIN TENDERING YOUR HOLDRS FOR EXCHANGE AT THIS TIME. WE WILL NOTIFY YOU UPON THE COMMENCEMENT OF THE OFFER.

LETTER OF TRANSMITTAL
To Accompany
Depositary Trust Receipts
(“HOLDRS”)
issued by
OIH HOLDRS Trust
(“OIH HOLDRS Trust”)
Tendered for Exchange Pursuant
to the Offer to Exchange
dated ___________, 2011
by

OIH ETF

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:00 A.M.,
NEW YORK CITY TIME, ON ___________, 2011, UNLESS THE
OFFER IS EXTENDED (THE “EXPIRATION TIME”).

The Exchange Agent for the Offer is:
The Bank of New York Mellon,
acting through BNY Mellon Shareowner Services

DESCRIPTION OF HOLDRS TENDERED FOR EXCHANGE
(See Instructions 2. 3 and 4)

Name(s) and Address(es) of Registered Holder(s)
(Please fill in, if blank, exactly as name(s) appear(s) on certificate(s) (including, for purposes of this document, any participant in the book-entry transfer facility of DTC whose name appears on DTC’s security position listing as the owner of HOLDRS))
(Attach additional signed list if necessary)

Total Number of HOLDRS Tendered (1)

(1)	Unless otherwise indicated, it will be assumed that all HOLDRS described above are being tendered.

          DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THAT LISTED ABOVE IS NOT A VALID DELIVERY TO THE EXCHANGE AGENT. YOU MUST ALSO SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW AND COMPLETE THE APPROPRIATE FORM W-9 OR W-8, AS APPLICABLE. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND RISK OF THE TENDERING OIH HOLDRS INVESTOR, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE TENDERING OIH HOLDRS INVESTOR HAS THE RESPONSIBILITY TO CAUSE THE LETTER OF TRANSMITTAL AND OTHER DOCUMENTS TO BE TIMELY DELIVERED.

          This Letter of Transmittal is to be used because tenders are to be made by book-entry transfer to any of the accounts maintained by the Exchange Agent at The Depositary Trust Company (“DTC”). To participate in the Offer, a properly completed and executed Letter of Transmittal (or photocopy bearing original signature(s) and any required signature guarantees) and any other documents required by this Letter of Transmittal should be mailed or delivered to the Exchange Agent at the appropriate address set forth above and must be received by the Exchange Agent prior to the Expiration Time. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Exchange Agent.

☐	CHECK HERE IF HOLDRS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name(s) of Institution Submitting HOLDRS:

Account Number:

Transaction Code
Number:

If the tendered HOLDRS are being tendered by a financial intermediary on behalf of its customers, please state the number of customer accounts for whose benefit the tender is made:

Ladies and Gentlemen:

          The person(s) signing this Letter of Transmittal (“Signor” or “OIH HOLDRS Investor”) hereby expresses a desire to participate in the Offer to Exchange and hereby requests the exchange by Market Vectors ETF Trust, on behalf of Market Vectors Oil Services ETF (the “OIH ETF”), of the HOLding company Depository Receipts (“HOLDRS”) issued by OIH HOLDRSSM Trust (“OIH HOLDRS Trust”) held by such OIH HOLDRS Investor, in exchange for shares of beneficial interest (“shares”) of the OIH ETF with an initial net asset value equal to the deemed value of HOLDRS tendered for exchange in the Offer by such holder, subject to certain conditions set forth in the Offer to Exchange dated ________, 2011 (“OIH ETF Shares”).

          The offer period will expire at 11:00 a.m., New York City time, on ___________, 2011, unless extended (“Expiration Time”). This Letter of Transmittal is subject to the terms and conditions described in the Offer to Exchange (which Offer to Exchange, together with this Letter of Transmittal, are referred herein as “Offer Documents”). Receipt of the Offer Documents are acknowledged by the Signor.

          Subject to, and effective upon, acceptance for exchange of, or exchange for, HOLDRS tendered by the Signor for exchange in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms or conditions of any extension or amendment), the Signor hereby sells, assigns and transfers to, or upon the order of, the OIH ETF all right, title and interest in and to all HOLDRS that are being tendered for exchange that may be accepted for exchange by the OIH ETF pursuant to the Offer to Exchange (and any and all dividends and distributions in respect of such HOLDRS on or after the Expiration Time) and the Signor irrevocably constitutes and appoints Van Eck Securities Corporation as the true and lawful agent and attorney-in-fact of the Signor with respect to such HOLDRS (and any such dividends and distributions in respect of such HOLDRS on or after the Expiration Time), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to: (a) present such HOLDRS (and any such dividends and distributions in respect of such HOLDRS on or after the Expiration Time), or transfer ownership of such HOLDRS, together, in either such case, with all accompanying evidence of transfer and authenticity to or upon the order of the OIH ETF; (b) present such HOLDRS (and any such other dividends and distributions in respect of such HOLDRS on or after the Expiration Time), for transfer on the books of the OIH ETF; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such HOLDRS, subject to the succeeding paragraph, all in accordance with the terms and conditions set forth in the Offer to Exchange.

          By tendering your HOLDRS for exchange in the Offer, you will be authorizing (i) Van Eck Securities Corporation to act as your attorney-in-fact on your behalf in connection with the Rebalancing Transaction described in the Offer Documents (the “Rebalancing Transaction”); (ii) Van Eck Securities Corporation to retain BNY ConvergEx Execution Solutions LLC (the “Transition Manager”) as the manager of the Rebalancing Transaction and as authorized participant when placing the initial creation order with the OIH ETF; (iii) Van Eck Securities Corporation to instruct the Transition Manager to consummate the Rebalancing Transaction on your behalf; and (iv) The Bank of New York Mellon, acting through BNY Mellon Shareowner Services (the “Exchange Agent”), to surrender the tendered HOLDRS to the trustee of OIH HOLDRS Trust for cancellation and the transfer of the securities underlying your HOLDRS to the Transition Manager on the date of settlement, which we expect to be three trading days after the date on which the purchases and sales performed by the Transition Manager in connection with the Rebalancing Transaction are conducted; but, in each case, only if all conditions of the Offer are satisfied or waived at the Expiration Time, the OIH ETF accepts the tendered HOLDRS for exchange and the Offer is therefore consummated.

          The Signor hereby represents and warrants that: (a) the Signor has full power and authority to submit, sell, assign and transfer HOLDRS tendered for exchange (and any and all dividends and distributions in respect of such HOLDRS on or after the Expiration Time); (b) when and to the extent the OIH ETF accepts HOLDRS for exchange, the OIH ETF will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances, or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) the Signor is not an “affiliated person” of the OIH ETF, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), or an affiliated person of an affiliated person of the OIH ETF, and is not prohibited by the 1940 Act from participating in the Offer; (d) on request, the Signor will execute and deliver any additional documents deemed by the Exchange Agent or the OIH ETF to be necessary or desirable to complete the sale, assignment and transfer of the tendered HOLDRS (and any and all dividends and distributions in respect of such HOLDRS on or after the Expiration Time); and (e) the Signor has read and agreed to all of the terms of the Offer.

          The name(s) and address(es) of the registered owner(s) should be printed as they appear on the registration of HOLDRS. The Signor recognizes that the OIH ETF is offering to purchase one hundred percent (100%) of its issued and outstanding HOLDRS. The Signor recognizes that, under certain circumstances set forth in the Offer, the OIH ETF may terminate or amend the Offer or may not be required to exchange any of HOLDRS tendered for exchange. In any such event, the Signor understands that HOLDRS not exchanged, if any, will be returned to the Signor at its registered address. The Signor understands that acceptance of HOLDRS by the OIH ETF for exchange represents a binding agreement between the Signor and the OIH ETF upon the terms and conditions of the Offer. The Signor represents, warrants and agrees that it has established an account eligible to receive OIH ETF Shares, it has or will provide account information at the time HOLDRS are tendered, and it has or will complete the Authorization Instructions Form and submit certain tax information as a condition to participation in the Offer.

          The Signor understands that the OIH ETF is not responsible for any errors or deficiencies in a submission and will not be verifying the accuracy of submissions. All authority conferred or agreed to be conferred by Letter of Transmittal shall survive the death or incapacity of the Signor and all obligations of the Signor under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the Signor. Except as stated in the Offer to Exchange, a OIH HOLDRS Investor’s tender of HOLDRS for purchase is irrevocable.

AUTHORIZATION INSTRUCTIONS
REGARDING THE OFFER BY

MARKET VECTORS ETF TRUST,
A DELAWARE STATUTORY TRUST
ON BEHALF OF ONE OF ITS SERIES, OIH ETF

          As a condition to participation in the Offer, tendering OIH HOLDRS Investors (or the holders of legal title to HOLDRS if legal and beneficial ownership are held by different persons) are required to establish a brokerage account capable of receiving and holding the OIH ETF Shares through DTC (the “Stockholder Account”), or to have such account already existing, information concerning which is provided below as regards to the recordholder’s HOLDRS. All requested information should be completed in full.

Name of Record Holder or DTC Participant (if shares held in “street name”):

DTC Participant No.:

Agent Identification No.:

Account No.:

Account Contact Name:

Telephone No. of Account Contact:

E-Mail Address of Account Contact:

E-Mail Address (if available) of Record Holder:

          I hereby certify that the information above is correct and accurate and that I am the registered and authorized holder and signatory under such Stockholder Accounts.

          I represent that none of the OIH ETF, Market Vectors ETF Trust, Van Eck Associates Corporation, the investment adviser to the OIH ETF (the “Adviser”), Van Eck Securities Corporation, D.F. King & Co., Inc. (the “Information Agent”), the Exchange Agent, or any of their agents or representatives (the “Parties”), assume any responsibility and/or liability for any errors or deficiencies regarding the Stockholder Account. In the event that the financial intermediary for my Stockholder Account does not accept for deposit into my

Stockholder Account any OIH ETF Shares, as mentioned in (2) below for any reason whatsoever, none of the Parties will be held responsible.

I hereby:

(1) authorize the financial intermediary for my Stockholder Account to provide any required information requested by the OIH ETF, or any of its agents or representatives, that would allow them to validate the Stockholder Accounts information;

(2) instruct the financial intermediary for my Stockholder Account to accept for deposit on a “RECEIVE FREE” basis any OIH ETF Shares in response to my participation in the Offer;

(3) acknowledge that the OIH ETF Shares will be transferred through the book-entry system maintained by DTC; and

(4) acknowledge that the financial intermediary for my stockholder account will be the party that will confirm to me the transfer of my portion of OIH ETF Shares into my Stockholder Account.

               I hereby irrevocably release the Parties from any liability in connection with any communications between any of them and the financial intermediary for my Stockholder Account.

Record Holder Name:

Signature:

Date:

SIGN HERE
(IMPORTANT: COMPLETE AND SIGN A FORM W-9 OR FORM W-8)

(Signature(s) of the Stockholder(s))

Dated: _______________, 2011

          (Must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) for HOLDRS (including, for purposes of this document, any participant in the book-entry transfer facility of DTC whose name appears on DTC’s security position listing as the owner of HOLDRS) by certificates and documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, agent, officer of a corporation or another person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 4.)

Name(s):

(Please Print)

Capacity (Full Title):

Address:

City, State, Zip Code

Area Code and Telephone Number:

Employer Identification (Social Security Number):

GUARANTEE OF SIGNATURE(S)
See Instructions 1 and 4

Authorized Signature:

Name:

Title:

Name of Firm

(Please Type or Print)

Address:

Include Zip Code

Date:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

          1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal (a) if this Letter of Transmittal is signed by the registered holder(s) of HOLDRS tendered for exchange (including, for purposes of this document, any participant in the book-entry transfer facility of DTC whose name appears on DTC’s security position listing as the owner of HOLDRS); or (b) if such HOLDRS are tendered for exchange for the account of a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a Stock Transfer Association approved medallion program (such as STAMP, SEMP or MSP). See Instruction 4.

          2. Delivery of Letter of Transmittal. Confirmation of a book-entry transfer in the Exchange Agent’s account at DTC of HOLDRS tendered by book-entry transfer, together with a properly completed and duly executed Letter of Transmittal or facsimile thereof with any required signature guarantees, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Exchange Agent at the appropriate address set forth herein and must be received by the Exchange Agent prior to the Expiration Time.

               THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK ENTRY TRANSFER FACILITY, IS AT THE OPTION AND SOLE RISK OF THE OIH HOLDRS INVESTOR PRESENTING HOLDRS FOR EXCHANGE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

               Delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Stockholders have the responsibility to cause this Letter of Transmittal (or a photocopy bearing original signature(s) and any required signature guarantees), and any other documents required by this Letter of Transmittal to be delivered in accordance with the Offer.

               The OIH ETF will not accept any alternative, conditional or contingent tenders. All stockholders, brokers, dealers, commercial banks, trust companies and other financial intermediaries, by execution of this Letter of Transmittal (or photocopy hereof), waive any right to receive any notice of the acceptance of their request for exchange.

          3. Inadequate Space. If the space provided in any of the above boxes is inadequate, the necessary information should be listed on a separate schedule signed by all of the required signatories and attached to the Letter of Transmittal.

          4. Signatures on Letter of Transmittal, Authorizations, and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of HOLDRS tendered for exchange (including, for purposes of this document, any participant in the book-entry transfer facility of DTC whose name appears on DTC’s security position listing as the owner of HOLDRS), the signature(s) must correspond with the name(s) as written on the face of the certificate(s) or on DTC’s security position listing without alteration, enlargement or any change whatsoever.

          If any HOLDRS tendered for exchange are owned of record by two or more joint owners, all of the owners must sign this Letter of Transmittal. If any HOLDRS tendered for exchange are registered in different names, it will be necessary to complete, sign and submit as many separate Letter of Transmittals as there are different registrations. If this Letter of Transmittal or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority to act in such a fiduciary or representative capacity must be submitted.

          If the Letter of Transmittal is signed by the registered holder(s) of HOLDRS listed and transmitted hereby, no endorsements are required unless payment is to be made to a person other than the registered holder(s), in which case the endorsements must be signed exactly as the name(s) of the registered holder(s) appear(s). See also Instruction 1.

          5. Transfer Taxes on Shares. There are no transfer taxes related to the Offer.

          6. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of HOLDRS tendered for exchange will be determined by the OIH ETF, in its sole discretion, and the OIH ETF’s determination shall be final and binding. The OIH ETF reserves the absolute right to reject any or all HOLDRS tendered for exchange determined not to be in appropriate form or to refuse to accept for exchange any HOLDRS if, in the opinion of the OIH ETF’s counsel, accepting or exchanging HOLDRS would be unlawful. The OIH ETF also reserves the absolute right to waive any of the conditions of the Offer in whole or in part, or any defect in any tender, whether generally or with respect to any particular HOLDRS or OIH HOLDRS Investor. Unless waived, any defects or irregularities in connection with a tender must be cured within such time as the OIH ETF shall determine. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived. The OIH ETF’s interpretations of the terms and conditions of the Offer (including these instructions) shall be final and binding.

          NONE OF THE OIH ETF, THE ADVISER, VAN ECK SECURITIES CORPORATION, THE EXCHANGE AGENT, THE INFORMATION AGENT NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF DEFECTS OR IRREGULARITIES IN TENDERS, AND NONE OF THEM SHALL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE AUTHORIZATION INSTRUCTIONS FORM AND NECESSARY TAX INFORMATION.

          7. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the Information Agent, D.F. King & Co., Inc., by telephoning 1-800-290-6424. Requests for additional copies of the Offer to Exchange and this Letter of Transmittal may also be directed to the Information Agent. OIH HOLDRS Investors who do not own HOLDRS directly may also obtain such information and copies from their financial intermediary. OIH HOLDRS Investors who do not own HOLDRS directly are required to present their HOLDRS for exchange through their financial intermediary and should NOT submit this Letter of Transmittal to the Exchange Agent. The Information Agent will also provide OIH HOLDRS Investors, upon request, with a Certificate of Foreign Status of Beneficial Owner for U.S. Tax Withholding (W-8 BEN) or a Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the U.S. (W-8 ECI).

          8. Backup Withholding. Each tendering U.S. OIH HOLDRS Investor must have on file with, or provide to, its financial intermediary a valid IRS Form W-9 to prevent backup withholding of U.S. federal income tax at a rate generally equal to 28% of the gross payments made pursuant to the Offer. Each tendering OIH HOLDRS Investor that is a non-U.S. person must have on file with, or provide to, its financial intermediary a valid applicable Form W-8 in order to avoid backup withholding.

          Failure to provide the documentation described above to its financial intermediary, will result in a defective tender and the OIH ETF will be unable to exchange the OIH HOLDRS Investors’ tendered HOLDRS.

          ALL OIH HOLDRS INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OFFER IN LIGHT OF THEIR OWN CIRCUMSTANCES AND ARE ALSO URGED TO REVIEW SECTION 5 OF THE OFFER TO EXCHANGE.

          IMPORTANT: This Letter of Transmittal (together with all other required documents) must be received by the Exchange Agent prior to the Expiration Time, at the appropriate address set forth below.